UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 12, 2010

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 8, 2010 and February 12, 2010,  BPZ Resources, Inc. (the “Company”) announced the closing of the private offering, pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), of $161 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2015 (the “Notes”).  On March 12, 2010, the Company closed an additional $9.9 million aggregate principal amount of the Notes pursuant to International Finance Company’s (“IFC”) election to participate in the private offering, bringing the total aggregate amount of the Notes sold in the private offering to $170.9 million.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of February 8, 2010, between the Company and Wells Fargo Bank, National Association, as trustee.  A description of the Indenture and the Notes was included under Item 1.01 of the Company’s Form 8-K filed with the Commission on February 9, 2010, which description is incorporated by reference into this Item 2.03.  The description is also qualified in its entirety by reference to the Indenture and form the Notes, which were filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Form 8-K filed with the Commission on February 9, 2010, and are incorporated herein by reference.

Item 3.02      Unregistered Sale of Equity Securities.

As described in Item 2.03 of this Current Report on Form 8-K, the Company sold an additional $9.9 million aggregate principal amount of the Notes in a private placement to an initial purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  The initial purchaser then sold the Notes to IFC, a qualified institutional buyer, in reliance upon the exemption from registration provided by provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchaser.  The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Net proceeds from the sale of the Notes, including the initial $161 million and after deducting the discounts and commissions and any offering expenses payable by the Company, were approximately $165.4 million.  The initial purchaser received commissions of approximately $5.5 million in connection with the sale of the Notes.  The Company intends to use the net proceeds for general corporate purposes, including without limitation, capital expenditures and working capital, reduction or refinancing of debt, or other corporate obligations.

The information required by Item 3.02 relating to the Notes is contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 9, 2010 and is incorporated by reference.

Item 8.01      Other Events.

On March 15, 2010, the Company issued a press release announcing that it has closed an additional approximately $10 million in aggregate principal amount of the Notes in the private offering.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: March 15, 2010	By:	/s/ Heath W. Cleaver
	Name:	Heath W. Cleaver
	Title:	Vice President — Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated March 15, 2010.